                                                                   EXHIBIT 10.15


                     EARLY EXERCISE STOCK PURCHASE AGREEMENT
                       (INCLUDING RIGHT OF FIRST REFUSAL)

        THIS AGREEMENT is made by and between Vixel Corporation, a Delaware corporation (the "Corporation"), and Kurtis L. Adams ("Purchaser").

        NOW, THEREFORE, IT IS AGREED between the parties as follows:

        1. Purchaser hereby agrees to purchase from the Corporation, and the Corporation hereby agrees to sell to Purchaser, an aggregate of one hundred eighty-one thousand six hundred two (181,602) shares of the common stock (the "Stock") of the Corporation, for an exercise price of $2.05 per share. The closing hereunder shall occur at the offices of the Corporation on the date of this Agreement or at such other time and place as the parties may mutually agree upon in writing. At the closing, Purchaser shall deliver three (3) stock assignments in the form of Exhibit B, duly endorsed (with date and number of shares left blank), joint escrow instructions (the "Joint Escrow Instructions") in the form of Exhibit C, duly executed by Purchaser, and the total exercise price (including endorsed certificates representing the appropriate number of shares of the Corporation's common stock if a portion of the total exercise price is to be paid by common stock). At the closing or as soon thereafter as practicable, the Corporation shall deliver to the Escrow Agent (as defined in paragraph 10 below) share certificates for all of the Stock that is to be subject to the Purchase Option (as defined in paragraph 2 below), and shall deliver share certificates to Purchaser for all of the Stock, if any, that is not to be subject to the Purchase Option. Upon the request of Purchaser during the term of the escrow, certificates for shares that are no longer subject to the Purchase Option shall be delivered to Purchaser.

        2. The Stock to be purchased by Purchaser pursuant to this Agreement shall be subject to the following option ("Purchase Option"):

               (a) In the event that Purchaser shall cease to be an employee of the Corporation for any reason (including his death), or no reason, with or without cause, the Purchase Option may be exercised. The Corporation shall have the right at any time within ninety (90) days after such cessation of employment to purchase from Purchaser or his personal representative, as the case may be, at the price per share paid by Purchaser pursuant to this Agreement ("Option Price"), up to but not exceeding the number of unvested shares of the Stock set forth on Exhibit A hereto which is incorporated herein by this reference.

               (b) In addition, and without limiting the foregoing Purchase Option, if at any time during the term of the Purchase Option, there is a change of control of the Company or a change in responsibilities (as set forth in the offer letter dated August 20, 1998) (the "Employment Agreement"), then the Purchase Option shall be terminated as to the number of shares subject to accelerated vesting pursuant to such agreement.

               (c) The Corporation shall be entitled to pay for any shares purchased pursuant to its Purchase Option, at the Corporation's option, in cash, by offset against any indebtedness owing to the Corporation by Purchaser, including, without limitation, any note given in payment for the Stock, or a combination of both.

        3. The Purchase Option may be exercised by giving written notice of exercise delivered or mailed as provided in paragraph 15 below. Upon providing of such notice and payment or tender of the purchase price, the Corporation shall become the legal and beneficial owner of the Stock being purchased and all rights and interests therein or related thereto.

        4. If from time to time during the term of the Purchase Option there is any stock dividend or liquidating dividend or distribution of cash and/or property, stock split or other change in the character or amount of any of the outstanding securities of the Corporation, then, in such event, any and all new, substituted or additional securities or other property to which Purchaser is entitled by reason of his ownership of Stock will be immediately subject to the Purchase Option and be included in the word "Stock" for all purposes of the Purchase Option with the same force and effect as the shares of Stock then subject to the Purchase Option. While the total Option Price shall remain the same after each such event, the Option Price per share of Stock upon exercise of the Purchase Option shall be appropriately adjusted.

        5. [INTENTIONALLY DELETED.]

        6. CORPORATION'S RIGHT OF FIRST REFUSAL.

        (a) Subject to the limitations of subparagraph 6(b), in the event that, prior to the date of the first registration of an equity security of the Corporation under Section 12 of the Securities Exchange Act of 1934, Purchaser desires to sell, encumber or otherwise transfer all or any portion of the Stock received upon the exercise of Purchaser's Option, or any interest therein, Purchaser will be required to first give written notice of the intent to transfer to the Secretary of the Corporation. The notice will name the proposed transferee and state the number of shares of Stock to be transferred, the proposed consideration, and all other terms and conditions of the proposed transfer. The Corporation and/or its assignee(s) will have the right (the "Right of First Refusal") at any time within thirty (30) days after receipt of such notice to purchase any portion of the Stock specified in the notice at the price and upon the terms set forth in such notice (the "Notice Price"). In the case of a gift, property settlement or other transfer in which the proposed transferee is not paying the full price for the shares, the price will be deemed to be the fair market value of the Stock at such time as determined in good faith by the Board of Directors. In the event the Corporation and/or its assignee(s) elects to purchase all or any portion of the Stock, it will provide Purchaser with written notice of its election and cash payment at the Notice Price within thirty (30) days after receipt of the transfer notice. If, however, the terms of payment set forth in the transfer notice were other than cash against delivery, the Corporation and/or its assignee(s) will pay for the Stock on the same terms and conditions as set forth in the transfer notice. In the event the Corporation and/or its assignee(s) do not elect to acquire all of the shares specified in the transfer notice, Purchaser may, within the sixty (60)-day period following the expiration of the Corporation's Right of First Refusal, transfer any portion of the Stock specified in the notice which was not acquired by the Corporation and/or its assignee(s) on the terms specified in the original notice. All shares so sold by Purchaser will continue to be subject to the same restrictions as before the transfer.

        (b) The following transactions shall be exempt from the provisions of subparagraph 6(a): (i) Purchaser's transfer of any or all shares held either during such Purchaser's lifetime or on death by will or intestacy to such Purchaser's immediate family or to any custodian or trustee for the account of such Purchaser or such Purchaser's immediate family and (ii) Purchaser's bona fide pledge or mortgage of any shares with a commercial lending institution, provided that any subsequent transfer of said shares to said institution shall be conducted in the manner set forth in this Agreement. "Immediate family" as used herein shall mean spouse, lineal descendant, father, mother, brother, or sister of the Purchaser making such transfer;

        In any case, the transferee, assignee, or other recipient shall receive and hold such Stock subject to the provisions of this Agreement, and there shall be no further transfer of such Stock except in accord with this Agreement.

        7. All certificates representing any shares of Stock of the Corporation subject to the provisions of this Agreement shall have endorsed thereon legends in substantially the following form:

                      (i) "The shares represented by this certificate are subject to an option and a right of first refusal set forth in an agreement between the corporation and the registered holder, or his predecessor in interest, a copy of which is on file at the principal office of this corporation. Any transfer or attempted transfer of any shares subject to such option is void without the prior express written consent of the issuer of these shares."

                      (ii) "These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of an effective registration statement as to the securities under said Act or an opinion of counsel satisfactory to the corporation that such registration is not required."

        8. Purchaser acknowledges that he is aware that the Stock to be issued to him by the Corporation pursuant to this Agreement has not been registered under the Securities Act of 1933, as amended (the "Act"), on the basis that no distribution or public offering of the Stock is to be effected, and in this connection acknowledges that the Corporation is relying on the following representations. In this connection, Purchaser warrants and represents to the Corporation that he is acquiring the Stock for investment and not with a view to or for sale in connection with any distribution of the Stock or with any present intention of distributing or selling the Stock and he does not presently have reason to anticipate any change in circumstances or any particular occasion or event which would cause him to sell the Stock. Purchaser recognizes that the Stock must be held indefinitely unless it is subsequently registered under the Act or an exemption from such registration is available and, further, recognizes that the Corporation is under no obligation to register the Stock or to comply with any exemption from such registration.



        9. Purchaser is aware that the Stock may not be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met and until Purchaser has held the Stock for at least one (1) year. Among the conditions for use of Rule 144 is the availability of specified current public information about the Corporation. Purchaser recognizes that the Corporation presently has no plans to make such information available to the public. Whether or not the Purchase Option is exercised or has lapsed, Purchaser further agrees not to make any disposition of any of the Stock in any event unless and until: (a) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or (b) (i) Purchaser shall have notified the Corporation of the proposed disposition and shall have furnished the Corporation with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) Purchaser shall have given the Corporation an opinion of counsel, which opinion and counsel shall be satisfactory to the Corporation, to the effect that such disposition will not require registration of the Stock under the Act.

        10. As security for his faithful performance of the terms of this Agreement and to insure the availability for delivery of Purchaser's Stock upon exercise of the Purchase Option herein provided for, Purchaser agrees, at the closing hereunder (or as soon thereafter as practicable), to deliver (or have the Corporation deliver on the Purchaser's behalf) to and deposit with the Secretary of the Corporation ("Escrow Agent"), as Escrow Agent in this transaction, three (3) stock assignments duly endorsed (with date and number of shares left blank) in the form attached hereto as Exhibit B, together with a certificate or certificates evidencing all of the Stock subject to the Purchase Option; said documents are to be held by the Escrow Agent and delivered by said Escrow Agent pursuant to the Joint Escrow Instructions of the Corporation and Purchaser set forth in Exhibit C attached hereto and incorporated herein by this reference, which instructions shall also be delivered to the Escrow Agent at the closing hereunder (or as soon thereafter as practicable).

        11. Except for transfers permitted pursuant to Section 9 of the Option Agreement, purchaser shall not sell or transfer any of the Stock subject to the Purchase Option or any interest therein so long as such Stock is subject to the Purchase Option.

        12. The Corporation shall not be required (i) to transfer on its books any shares of Stock of the Corporation which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

        13. Subject to the provisions of paragraphs 11 and 12 above, Purchaser (but not any unapproved transferee) shall, during the term of this Agreement, exercise all rights and privileges of a stockholder of the Corporation with respect to the Stock.

        14. The parties agree to execute such further instruments and to take such further action as reasonably may be necessary to carry out the intent of this Agreement.

        15. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in any United States Post Office Box, by registered or certified mail with postage and fees prepaid, addressed to the other party hereto at his address hereinafter shown below his signature or at such other address as such party may designate by ten (10) days' advance written notice to the other party hereto.

        16. This Agreement shall bind and inure to the benefit of the successors and assigns of the Corporation and, subject to the restrictions on transfer herein set forth, inure to the benefit of and be binding upon Purchaser, his heirs, executors, administrators, successors, and assigns. Without limiting the generality of the foregoing, the Purchase Option of the Corporation hereunder shall be assignable by the Corporation at any time or from time to time, in whole or in part.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 20th day of May, 1999.

                                       VIXEL CORPORATION

                                       By: /s/ Kurtis L. Adams
                                           -------------------------------------
                                       Title: Chief Financial Officer

                                              11911 Northcreek Parkway South
                                              Suite 100
                                              Bothell, WA 98011

                                       PURCHASER

                                       /s/ Kurtis L. Adams
                                       -----------------------------------------
                                       Name:  Kurtis L. Adams

                                    EXHIBIT A
                                       TO
                          NONSTATUTORY OPTION AGREEMENT
                                     VESTING

                    Number of       Number of       Number of       Number of      Total Number
                  Vested Shares   Vested Shares   Vested Shares   Vested Shares     of Vested
Date of Vesting    Option #482     Option #483     Option #498     Option #499        Shares
    11/2/99                                           43,750                          43,750
    12/2/99                                           3,646                           47,396
     1/2/00                                           3,646                           51,042
     2/2/00                                           3,646                           54,688
     3/2/00                                           3,646                           58,334
     4/2/00                                           3,646                           61,980
    4/21/00            3352            9148                                           74,480
     5/2/00                                           3,646                           78,126
     6/2/00                                           3,646                           81,772
     7/2/00                                           3,646                           85,418
    7/21/00            838             2287                                           88,543
     8/2/00                                           3,646                           92,189
     9/2/00                                           3,646                           95,835
    10/2/00                                           3,646                           99,481
    10/21/00           838             2287                                          102,606
    11/2/00                                           3,646                          106,252
    12/2/00                                           3,646                          109,898
     1/2/01                                           3,646                          113,544
    1/21/01            736             2388                                          116,668
     2/2/01                                           3,646                          120,314
     3/2/01                                           3,646                          123,960
     4/2/01                                           3,646                          127,606
    4/21/01            736             2389                                          130,731
     5/2/01                                           3,646                          134,377
     6/2/01                                           3,646                          138,023
     7/2/01                                           3,646                          141,669
    7/21/01            736             2389                                          144,794
     8/2/01                                           3,646                          148,440
     9/2/01                                           3,646                          152,086
    10/2/01                                           3,646                          155,732
    10/21/01           737             2389                                          158,858
    11/2/01                                           3,646                          162,504
    12/2/01                                           5,729                          168,233
     1/2/02                                                            1294          169,527
    1/21/02                            3124                                          172,651
     2/2/02                                                            1294          173,945
     3/2/02                                                            1295          175,240

                    Number of       Number of       Number of       Number of      Total Number
                  Vested Shares   Vested Shares   Vested Shares   Vested Shares     of Vested
Date of Vesting    Option #482     Option #483     Option #498     Option #499        Shares
     4/2/02                                                            1294          176,534
    4/21/02                            3125                                          179,659
     5/2/02                                                            1294          180,953
     6/2/02                                                            648           181,601
     7/2/02                                                                          181,601
    7/21/02                             1                                            181,602

                                    EXHIBIT B

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

        FOR VALUE RECEIVED and pursuant to that certain Early Exercise Stock Purchase Agreement (the "Agreement") dated as of May 20, 1999, Kurtis L. Adams hereby sells, assigns and transfers unto Vixel Corporation, a Delaware corporation (the "Corporation") _________________ (__________) shares of Common Stock of the Corporation standing in the undersigned's name on the books of the Corporation represented by Certificate No. _____ herewith, and does hereby irrevocably constitute and appoint the Secretary of the Corporation attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises. This Assignment may be used only in accordance with and subject to the terms and conditions of the Agreement, in connection with the repurchase of shares of Common Stock issued to the undersigned pursuant to the Agreement, and only to the extent that such shares remain subject to the Company's Purchase Option under the Agreement.

Dated:  May 20, 1999                        /s/ Kurtis L. Adams
                                            ------------------------------------
                                                 [Signature]

                                                 Kurtis L. Adams

                                    EXHIBIT C

                            JOINT ESCROW INSTRUCTIONS

Vixel Corporation
Attention:  Secretary

Dear Sir:

        As Escrow Agent for both Vixel Corporation, a Delaware corporation (the "Company"), and the undersigned purchaser of stock of the Company ("Purchaser"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Early Exercise Stock Purchase Agreement (the "Agreement"), dated May 20, 1999, to which a copy of these Joint Escrow Instructions is attached as Exhibit B, in accordance with the following instructions:

        1. In the event the Company or an assignee shall elect to exercise the Purchase Option set forth in the Agreement, the Company or its assignee will give to Purchaser and you a written notice specifying the number of shares of stock to be purchased, the purchase price, and the time for a closing hereunder at the principal office of the Company. Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

        2. At the closing you are directed (a) to date any stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate evidencing the shares of stock to be transferred, to the Company against the simultaneous delivery to you of the purchase price (which may include suitable acknowledgment of cancellation of indebtedness) of the number of shares of stock being purchased pursuant to the exercise of the Purchase Option.

        3. Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as specified in the Agreement. Purchaser hereby irrevocably constitutes and appoints you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such securities and other property all documents of assignment and/or transfer and all stock certificates necessary or appropriate to make all securities negotiable and complete any transaction herein contemplated.

        4. This escrow shall terminate upon expiration or closing of the exercise of the Purchase Option, whichever occurs first.

        5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Purchaser, you shall deliver all of same to Purchaser and shall be discharged of all further obligations hereunder; provided, however, that if at the time of termination of this escrow you are advised by the Company that the property subject to this escrow is the subject of a pledge or other security agreement, you shall deliver all such property to the pledgeholder or other person designated by the Company.

        6. Except as otherwise provided in these Joint Escrow Instructions, your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

        7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties or their assignees. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

        8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

        9. You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

        10. You shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

        11. You shall be entitled to employ such legal counsel (including, without limitation, the firm of Cooley Godward LLP) and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

        12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be Secretary of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company may appoint any officer or assistant officer of the Company as successor Escrow Agent and Purchaser hereby confirms the appointment of such successor or successors as his attorney-in-fact and agent to the full extent of your appointment.

        13. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

        14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities, you may (but are not obligated to) retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

        15. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in any United States Post Office Box, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties hereunto entitled at the following addresses specified below, or at such other addresses as a party may designate by ten days' written notice to each of the other parties hereto:

        16. By signing these Joint Escrow Instructions you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

        17. This agreement will be governed by, and construed in accordance with, the internal laws (excluding the law of conflicts) of the State of Delaware.

        18. This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. It is understood and agreed that references to "you" or "your" herein refer to the original Escrow Agent and to any and all successor Escrow Agents. It is understood and agreed that the Company may at any time or from time to time assign its rights under the Agreement and these Joint Escrow Instructions in whole or in part.



                                       Very truly yours,

                                       VIXEL CORPORATION

                                       By: /s/ Kurtis L. Adams
                                           -------------------------------------
                                           Name: Kurtis L. Adams
                                           Title: Chief Financial Officer

                                        PURCHASER:

                                        /s/ Kurtis L. Adams
                                        ----------------------------------------
                                        KURTIS L. ADAMS

ESCROW AGENT:

Secretary

Address:

11911 Northcreek Parkway South
Bothell, Washington  98011